UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2025

The Honest Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40378	90-0750205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12130 Millennium Drive, #500 Los Angeles, CA		90094
(Address of Principal Executive Offices)		(Zip Code)
(888) 862-8818
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HNST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 7, 2025, The Honest Company, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2025. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information provided in this Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On May 7, 2025, the Company announced the appointment of Curtiss Bruce as the Company’s Chief Financial Officer, effective June 2, 2025 (the “Effective Date”).

Mr. Bruce, 52, most recently served as the Senior Vice President, Corporate Financial Planning & Analysis and Investor Relations at The Hain Celestial Group beginning in April 2023. Prior to joining The Hain Celestial Group, Mr. Bruce served as Vice President of Finance, National Accounts/Beverage Concentrate & Warehouse Direct at Keurig Dr Pepper Inc. from July 2019 to April 2023. Prior to that Mr. Bruce served as the Chief Financial Officer, Senior Vice President Finance for RXBAR (acquired by Kellogg Company in October 2017) and Chief Financial Officer, Vice President of Finance Specialty Channels from September 2015 to July 2019 for Kellogg Company. Before joining Kellogg Company, Mr. Bruce served as a Director of Finance for Philadelphia Cream Cheese and a Senior Director of Finance Procurement at The Kraft Heinz Company from April 2012 to September 2015. Mr. Bruce served as the Director of Finance for M&Ms Brand, Director of Sales Finance, and Finance Manager Supply at Mars Chocolate N.A. from February 2008 to March 2012. Prior to that Mr. Bruce worked in various finance roles at Frito Lay, Inc. from January 2004 to February 2008 where he was the Group Manager Finance for Kroger, the Selling Expense Manager for the Mid-Atlantic Region, and Net Sales Manager for the Mid-Atlantic Region. Mr. Bruce earned an M.B.A. in Finance and Supply Chain Management from Pennsylvania State University, Altoona and a B.S. in Accounting from Millersville University.

Pursuant to the terms of Mr. Bruce’s employment agreement (the “Bruce Employment Agreement”) effective as of the Effective Date, Mr. Bruce’s employment may be terminated at-will by either party, with or without notice. Mr. Bruce will receive a base salary of $500,000 per year and be eligible for an annual discretionary bonus with a target amount of 70% of his base salary based on the achievement of certain corporate and/or individual objectives and milestones that are determined by the Board of Directors of the Company (the “Board”). He will be eligible to participate in the benefit and perquisite programs available to Company executives, will be eligible for a lump sum payment of $100,000 (less any applicable withholdings) if he relocates to Southern California within 24 months following the Effective Date, will be entitled to a sign-on bonus of $150,000 (less any applicable withholdings) to be paid in the first payroll cycle following the Effective Date, and will be eligible for a sign-on bonus of $125,000 (less any applicable withholdings) to be paid in equal installments six months and 12 months from the Effective Date subject to his continuous employment on those dates. Subject to his employment on the grant date and approval of the Board, Mr. Bruce will be granted restricted stock units (“RSUs”) with a grant date value of approximately $1,000,000 (“Sign-On Grant”), 25% of which will vest on the Company’s first quarterly vesting date closest to the first anniversary of the Effective Date and 1/12th of the remaining RSUs will vest on each of the Company’s next 12 quarterly vesting dates, subject to the terms and conditions of the Company’s 2023 Inducement Plan. The number of RSUs subject to the Sign-On Grant is calculated by dividing the value of the Sign-On Grant by the 30-day trailing average of the closing price of a share of the Company’s common stock on the grant date. Subject to his continuous employment and approval of the Board, Mr. Bruce will receive a grant with a value of $800,000 (“Refresh Grant”) in the first quarter of 2026. 25% of the Refresh Grant will vest on the Company’s first quarterly vesting date following the first anniversary of the grant date and 1/12th of the remaining RSUs will vest on each of the Company’s next 12 quarterly vesting dates, subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan. The number of RSUs subject to the Refresh Grant is calculated by dividing the value of the Refresh Grant by the 30-day trailing average of the closing price of a share of the Company’s common stock on the grant date. The sign-on cash bonus will be subject to any recoupment policy adopted by the Company or as required by law. A copy of the Bruce Employment Agreement is attached as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. The foregoing description of the Bruce Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Bruce Employment Agreement.

Mr. Bruce will be entitled to receive severance benefits in the event his employment is terminated by the Company without cause or he resigns for good reason, provided he remains in compliance with the terms of the Bruce Employment Agreement. In the event of such termination or resignation, Mr. Bruce will receive (i) severance of 12 months of his then-current base salary paid in a continuation on the Company’s regular payroll, (ii) his annual pro-rated bonus, based on the achievement of certain corporate and/or individual objectives and milestones that are determined by the Board, for the year in which such termination or resignation occurs, and (iii) up to 12 months of COBRA group health insurance continuation. The severance benefits are conditioned upon Mr. Bruce signing and not revoking a separation agreement and release of claims by no later than the 60th day after the employment termination and resigning from all positions and terminating any relationships as an employee, advisor, officer or director with the Company and its affiliates as of the date of termination.

The Company expects that Mr. Bruce will enter into the Company’s standard form of indemnification agreement, a form of which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-255150), filed with the Securities and Exchange Commission on April 20, 2021.

The selection of Mr. Bruce to serve as the Company’s Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Bruce and any director or executive officer of the Company. Mr. Bruce has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

Departure of Chief Financial Officer

As previously disclosed, on January 6, 2025, Dave Loretta notified the Company of his intention to retire during the 2025 fiscal year, effective as of a date that is mutually acceptable to Mr. Loretta and the Company after a successor has been hired. Mr. Loretta will retire as of the Effective Date from his current role as Chief Financial Officer of the Company, and his employment with the Company will terminate on June 16, 2025 (the “Departure Date”). Between the Effective Date and the Departure Date, Mr. Loretta will assist in the transition with the Company’s new Chief Financial Officer. Until the Departure Date Mr. Loretta will continue to receive his current base salary and other benefits currently provided to him, including his bonus for 2025 as determined by the Board based on the achievement of applicable performance goals, prorated based on the number of days he was employed by the Company in 2025 (the “2025 Bonus”). Mr. Loretta will be entitled to receive the 2025 Bonus, if any, even though such amounts will be paid following the Departure Date, no later than March 15, 2026.

The Compensation Committee of the Board approved the principal terms of Mr. Loretta’s retirement on May 1, 2025. The Company anticipates that it will enter into a retirement agreement (the “Retirement Agreement”) with Mr. Loretta, which, together with his Employment Agreement dated as of August 31, 2023 (the “Loretta Employment Agreement”), will govern the terms of his separation from the Company. Mr. Loretta’s retirement will be treated as a termination of his employment without cause pursuant to the Loretta Employment Agreement for all purposes. The principal terms of Mr. Loretta’s retirement arrangement are summarized below.

Under the Retirement Agreement, Mr. Loretta will receive the payments described under the Loretta Employment Agreement in the event he is terminated without cause, as follows: (i) 12 months of his current annual base salary paid as a continuation of the Company’s regular payroll; (ii) the 2025 Bonus; and (iii) up to 12 months of COBRA group health insurance continuation. The Retirement Agreement will contain a general release and waiver of claims pursuant to which Mr. Loretta agrees to release the Company and certain other parties from any and all claims, charges, causes of action and damages arising on or prior to his execution of the Retirement Agreement.

Item 7.01 Regulation FD Disclosure.

On May 7, 2025, the Company issued a press release announcing Mr. Bruce’s appointment. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and the related exhibit are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act, or the Exchange Act whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Earnings Press Release, dated May 7, 2025
99.2	Press Release, dated May 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Honest Company, Inc.

Date:	May 7, 2025	By:	/s/ David Loretta
Name: David Loretta
Title: Executive Vice President, Chief Financial Officer